EXHIBIT 10.3(9)

Deferred Compensation Plan II
Amendment One
MGM MIRAGE, a Delaware corporation, hereby amends, effective as of January 1, 2005, the MGM MIRAGE Deferred Compensation Plan II (“Plan II”) as follows:
1.	Section 16.18 is added as follows:

“Cancellation of Deferral Elections or Termination of Participation During 2005. Subject to the Committee’s approval, in its sole discretion, during the 2005 calendar year, a Participant or the Company may elect to (i) cancel, in whole or in part, the Participant’s deferral elections for amounts subject to Code Section 409A, or (ii) terminate the Participant’s participation in the plan for amounts subject to Code Section 409A. All amounts that are subject to the cancellation of deferral elections or the termination of plan participation shall be includible in the Participant’s income during 2005, or, if later, in the first taxable year in which the amounts become earned and vested. The foregoing is to be interpreted and administered in accordance Q&A-20 of IRS Notice 2005-1.”

2.	Except as expressly provided herein, the provisions of Plan II will continue in their entirety as set forth immediately prior to the effective date of this amendment.
This Amendment was signed as of the date written below.
Dated: December 21, 2005

MGM MIRAGE, a Delaware Corporation

By:	/s/ Gary N. Jacobs

Its:	Exec VP, Gen Counsel, Secretary